UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 of Form 8-K to report a series of related transactions which became “significant” within the meaning of Item 2.01 on the date of this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 25, 2005, one of our indirect wholly-owned subsidiaries, Apple Six Hospitality Ownership, Inc., completed a series of purchases that resulted in its ownership of two limited liability companies and two corporations owning a total of seven hotels. Under a master purchase contract and each of the separate purchase contracts, our purchasing subsidiary became the sole member of each of the limited liability companies and the sole shareholder of each of the corporations.

The previous owners of the limited liability companies and the corporations are related to each other, but have no material relationship to us or our subsidiaries.

The table below describes the seven hotels involved:

Hotel Description

Hotel	Franchise (a)	Hotel Owner	Number of Rooms	Purchase Price	Closing Date (b)
Pensacola, Florida	Hampton Inn & Suites	Sunbelt-IPF, L.L.C.	85	$9,279,367	July 22, 2005

Dothan, Alabama	Courtyard by Marriott	Blumberg-Dothan Motel II, L.L.C.	78	8,015,603	August 11, 2005

Pensacola, Florida	Courtyard by Marriott	Sunbelt Hotel Enterprises, Inc.	90	11,369,099	August 25, 2005

Tuscaloosa, Alabama	Courtyard by Marriott	Sunbelt Hotel Enterprises, Inc.	78	7,551,120	August 25, 2005

Birmingham, Alabama	Fairfield Inn	Sunbelt Hotel Enterprises, Inc.	63	2,175,770	August 25, 2005

Pensacola, Florida	Fairfield Inn	Davis Highway Motel, Inc.	63	4,858,034	August 25, 2005
Tuscaloosa, Alabama	Fairfield Inn	Sunbelt Hotel Enterprises, Inc.	63	3,981,860	August 25, 2005

		TOTAL	520	$47,230,853

Note for Hotel Description:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

(b) For the closings on July 22 and August 25, certain accounting pro-rations were made as of an effective date that precedes the actual closing date.

In connection with the purchase of the corporations and Blumberg-Dothan Motel II, L.L.C., our purchasing subsidiary assumed existing loans secured by the six hotels held by those entities. The aggregate original principal balance for these loans was approximately $20,210,000 and the current principal balance is approximately $17,699,100. The loans have annual fixed interest rates that range from 7.30% to 7.35% and have maturity dates that range from April 1, 2008 to May 1, 2008.

The required purchase price under each purchase contract, after accounting for any loan assumption, was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

The above closings, and the closings reported in our Form 8-K dated June 24, 2005 and filed with the Securities and Exchange Commission on June 28, 2005, occurred under a series of 16 similar purchase contracts executed on June 14, 2005. A total of nine of these purchase contracts have resulted in closings and the other purchase contracts currently remain outstanding. Additional information regarding the master purchase contract, the seven remaining outstanding purchase contracts, and the purchase contracts relating to the hotels listed above is set forth in our Form 8-K dated June 14, 2005 and filed with the Securities and Exchange Commission on June 17, 2005, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the remaining purchase contracts.

Item 9.01. Financial Statements and Exhibits

a. Financial Statements of Business Acquired

(Financial statements will be filed as necessary by amendment within the required time period).

b. Pro Forma Financial Information

(Pro forma information will be filed as necessary by amendment within the required time period).

c. Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

August 30, 2005